Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     I consent to the incorporation of my report dated March 21, 2004 on the financial statements of Renegade Venture Corporation as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002, which is included in this Form SB-2 dated November 8, 2004 of Renegade Venture Corporation and to the reference to my Firm under the caption "Financial Statements" in the Form SB-2.



Larry O'Donnell, CPA, P.C.

November 8, 2004
Aurora, Colorado